[CIK]      0000914670
[NAME]     CORRECTIONAL SERVICES CORPORATION

                   ESTADO LIBRE ASOCIADO DE PUERTO RICO

                ADMlNlSTRAClON DE INSTITUCIONES JUVENILES

                          SAN JUAN, PUERTO RICO

                                 CONTRACT

     This contract, is made this twenty second day of December of nineteen ninety seven, by the Juvenile Institutions Administration of the Commonwealth of Puerto Rico, hereinafter "AIJ" represented by Miguel A. Rivera, of legal age, married and resident of Trujillo Alto, PR, and the CSC Management de Puerto Rico, social security number 66-0548275, hereinafter referred to as "Contractor", represented in this act by James F. Slattery, President and CEO, married and resident of Florida.

     WHEREAS, authority exists in the Law and Funds have been budgeted, appropriated, and otherwise made available for encumbering and subsequent payment of this contract under federal program.

     WHEREAS, required approval, clearance and coordination has been accomplished from and with appropriate agencies; and

     WHEREAS, the Contractor having special knowledge, expertise, and skill operating secure residential treatment programs for delinquent youths; and

     WHEREAS, the Juvenile Institutions Administration (AIJ) has procured funding for such programs and facilities from a federal program; and

     WHEREAS, the Contractor's programs have been licensed by several states as secure residential treatment center and selected as the qualified vendor to provide services in Puerto Rico.

     WHEREAS, the Juvenile Institutions Administration (AIJ) is vested with the authority to make placements in secure residential treatment programs pursuant to Commonwealth of Puerto Rico Public Law 154 of August 5, 1988, and;

     WHEREAS, the Contractor and the AIJ desire to use the aforementioned appropriations to fund the Contractors Secure Residential Treatment Program.

     NOW THEREFORE, it is hereby agreed that:

     I.  Statement of Work

       A. The Contractor shall provide a secure residential treatment program at the Salinas facility and shall provide youths, placed by the AlJ, appropriate supervision, care, education, training, treatment and rehabilitation.

       B. The above services shall be provided in accordance with the program description as set forth in Exhibit A (Contractor's proposal), incorporated herein by reference, together with AIJ's Program requirements.

       C. The program shall be in operation twenty-four (24) hours a day, seven (7) days per week, and shall provide staff-to-client ratios as specified in Exhibit A, and in accordance to the federal guides as established in the settlement stipulations with the Federal Court in the Civil Case 94-2080 (U.S. vs Commonwealth).

       D. This contract between the two parties is for a secure residential treatment program for youth placed by the AIJ with an average of 100 youths per day being served by the Contractor during the contract period of five years.

       E. The Contractor shall provide and maintain a facility and program that will satisfy all applicable ordinances and standards, and shall substantially comply with the appropriate Commonwealth of Puerto Rico licensing requirements. It will also comply with the standards agreed in the settlement stipulations made in the Federal Civil Case 94-2080 (U.S. vs Commonwealth) supervised by the Federal Monitor as specified in exhibit "B" as well as the standards set by the American Correctional Association as specified in exhibit "C".

       F. Contractor shall complete proposed facilities in approximately ten months of the signing of the present contract, and be able to accept youths in said facilities as to perform all contracted services with AIJ. If for circumstances beyond the Contractor's control, there is a delay in the facility's construction the Contractor will notify the AIJ within 5 days of the delaying event, and if the Administrator determines just cause for the delay, an extension for the completion will be granted.

       G. The Contractor shall be responsible for provisions of all on-site and off site health care services and shall be responsible for all costs for such services. Health care services shall be defined as physician health care, mental health care, and dental health care. Health care services shall be delivered in accordance with AIJ Policies and Procedures, and in accordance with stipulations set forth in the Settlement Agreement of the Federal Civil Case No. 94-2080 CC. Services shall include, but not limited to: on-site nursing staff with at least one register nurse; routine on-site sick call by a licensed physician; provision for routine and emergency mental health evaluation and treatment by licensed professionals; provision for routine and emergency dental health treatment by licensed dentists; provision of a licensed dietitian; provision for off-site specialty consultations and hospitalizations, both routine and emergency; provision of all ancillary services, to include radiology, laboratory, and pharmaceuticals; and provisions of paramedic/ambulance services. All such services whether performed on site or off site shall be delivered by professionals licensed by the Commonwealth of Puerto Rico and who have specific knowledge O r the care of adolescents.

       H. The Contractor shall provide for transportation of youths from the AIJ's detention centers to the program at the time of placement and provide all subsequent transportation to court hearings, and to any locale necessary to provide specialized services required by the youth's treatment plan. In addition, if a juvenile must be transferred to an outside medical facility, the Contractor shall provide security for any juvenile temporarily placed in a hospital or other medical facility.

       I. The Contractor shall maintain procedures in accordance with Federal and Commonwealth of Puerto Rico statutes and regulations governing special education and in compliance with procedures established by the Education Department of Puerto Rico. Such procedures shall include an individual staffing on each student placed to determine the need for special education services. Cost related to student staffing, the implementation of the Individualized Education Plan (IEP) and the special education needs of the offender are the responsibility of the Contractor.

       J. The Contractor agrees to provide all client information requested by the AIJ and shall submit to the AIJ adjustment and progress reports, which include but are not limited to: progress reports, a summary release report including educational transcripts, medical reports, statistical reports, case management data, and other reports documenting the types of services provided all clients served by the program. All records and information maintained by the Contractor pertaining to a placed client shall remain confidential and shall not be released to anyone other than thc person in interest of the Commonwealth of Puerto Rico without specific order of the court with proper jurisdiction. Prior to the release of any information of record, the Contractor shall notify the AIJ.

       K. The Contractor shall maintain an individual file for each client participating in the Contractor's program and shall allow the AIJ to review all information, data, and reports relating to any client when requested to do so.

       L. The Contractor shall allow the AIJ to inspect the facility provided by the Contractor to determine the conditions under which the clients are housed and to audit and monitor the Contractor's operations, services, and conditions of confinement on a regular basis.

       M. The Contractor shall develop, in writing and implement appropriate policies and procedures manual for institutional care in both English and Spanish, within 90 days of the signing of this contract. AIJ shall approve these policies and procedures manual.

       N. The AIJ shall establish billing procedures for actual, reasonable and necessary expenses incurred in providing services pursuant to this contract. Submission of monthly or bi-weekly billing expenditure to the AIJ shall be on forms prescribed by the AIJ, in accordance with encumbered funds. The amount of funds allocated to each line item of the budget may be reallocated upon written request of the Contractor and the subsequent written approval of the AIJ, subject to the limitation of provision I.O., below.

       O. AIJ guarantees to the Contractor a minimum bed occupancy of 80% or a daily payment not to exceed $10,448.00 daily ($130.60 per bed day). Payment exceeding the guaranteed 80% bed occupancy will be made at earned in whole or in part and will be made as earned, in whole or in part, from available AIJ funds encumbered in an amount not to exceed $13,060.00 daily or 100 bed-days at the rate of $130.60 (per bed-day) for the purchase of the within-described services. The liability of the AIJ, at any time, for such payments shall be limited to the encumbered amount remaining of such funds.

       P. Either monthly or bi-weekly, the Contractor shall submit a request for reimbursement for beds used by the AIJ during the month at a rate of $130.60 per secure residential bed-day. All reimbursement requests shall be submitted to and approved by the office of the administrator of AIJ or its representative.

       Q. The total contract amount may be increased or decreased by an annual revision and contract amendment.

       R. The Contractor shall adhere to written accounting procedures established by the AIJ.

       S. The Contractor shall provide in advance a copy of the plans and copies of all the necessary permits required for the construction of the facilities, to be part of this contract. Contractor should provide to AIJ certify copies of the construction permits as well as the approved plans within the 120 days following the signing of this contract can be revised every year.

       T. The term of this contract shall be five years to be renewed for an additional five-year term by thc agreement of the parties' contingent upon the availability of funds. Terms of this contract are to be revised every year.

       U.  Notice and Representatives

           Representatives:

           For the purposes of this Contract, the individuals identified below are hereby-designated representatives of the respective parties. Either party may from time to time designate in writing a new or substitute representative(s)

           For the AIJ:                For the Contractor:
           Name: Miguel A. Rivera      Name: Ramon Horta
           Title: Administrator        Title: Agent in charge

           Notice:

           All notices required to be given by the parties hereunder shall be given by certified or registered mail or courier to the above named individuals at the addresses set forth below. Either party may from time to time designate in writing a substitute person (s) or address to whom such notices shall be sent:

           To the AIJ:                        To the Contractor:
           P.O. Box 19175                     Calle Amapola Final
           Fernandez Juncos Sta.              Condominio Playamar, Apt. 14-B
           San Juan, P. R. 00910              Isla Verde, P.R. 00979


                               GENERAL PROVISIONS

        II.  Contract General Clauses

        The following clauses apply to this contract. In some instances, these general clauses have been expanded upon in other sections of this contract. To the extent that other provisions of the contract provide more specificity than these general clauses, the more specific provision shall control.

           A.  Federal Funds Contingency

               Payment pursuant to this contract, if in federal funds, whether in whole or in part, is subject to and contingent to and contingent upon the continuing availability of federal funds for the purposes hereof. In the event that said funds or any part thereof, become unavailable as determined by the AIJ, who may immediately terminate this contract or amend it accordingly.

           B.  INDEPENDENT CONTRACTOR.  THE CONTRACTOR SHALL PERFORM ITS
DUTIES HEREUNDER AS AN INDEPENDENT CONTRACTOR AND NOT AS AN EMPLOYEE. NEITHER THE CONTRACTOR NOR ANY AGENT OR EMPLOYEE OF THE CONTRACTOR SHALL BE OR SHALL BE DEEMED TO BE AN AGENT OR EMPLOYEE OF THE A J. CONTRACTOR SHALL PAY WHEN DUE ALL REQUIRED EMPLOYMENT TAXES AND INCOME TAX WITHHOLDING, INCLUDING ALL FEDERAL AND COMMONWEALTH OF PUERTO RICO INCOME TAX AND LOCAL TAX ON ANY MONIES PAID PURSUANT TO THIS CONTRACT. CONTRACTOR ACKNOWLEDGES THAT THE CONTRACTOR AND ITS EMPLOYEES ARE NOT ENTITLED TO UNEMPLOYMENT INSURANCE BENEFITS UNLESS THE CONTRACTOR OR A THIRD PARTY PROVIDES SUCH COVERAGE AND THAT THE AIJ DOES NOT PAY FOR OR OTHERWISE PROVIDE SUCH IMPLIED, TO BIND THE AIJ TO ANY AGREEMENTS, LIABILITY, OR UNDERSTANDING EXCEPT AS EXPRESSLY SET FORTH HEREIN. CONTRACTOR SHALL PROVIDE AND KEEP IN FORCE WORKER'S COMPENSATION (AND SHOW PROOF OF SUCH INSURANCE) AND UNEMPLOYMENT COMPENSATION INSURANCE AS WELL AS ANY OTHER INSURANCE REQUIRED BY LAW IN PUERTO RICO, IN THE AMOUNTS REQUIRED BY LAW, AND SHALL BE SOLELY RESPONSIBLE FOR THE ACTS OF THE CONTRACTOR, ITS EMPLOYEES AND AGENTS.

           C.  Beneficiary

               Except as herein specifically provided otherwise, this contract shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. It is expressly understood and agreed that the enforcement of the terms and conditions of this contract and all rights of action relating to such enforcement shall be strictly reserved to the AIJ and the named Contractor. Nothing contained in this agreement shall give or allow any claim or right of action whatsoever by any such person entity, other than the AIJ or the Contractor, receiving services or benefits under this agreement shall be deemed an incidental beneficiary only.

           D.  *Liability Insurance/Fidelity Coverage-Contractor

             1. During the term of this contract, and any extension(s) hereof, Contractor agrees that it will keep in force an insurance policy or policies, issued by a company authorized to do business in the Commonwealth of Puerto Rico, in the kinds and minimum amounts specified below unless specifically waived herein. In the event of cancellation of any such coverage, the Contractor shall immediately notify the AIJ of such cancellation.

                a. Standard Worker's Compensation and Employer's Liability as required by the Commonwealth of Puerto Rico statute, including occupational disease; covering all employees on or off the work site, acting within the course and scope of their employment.

                b. Except as to a "public entity" described below, General Personal Injury, Professional, Automobile Liability (including bodily injury, personal injury and property damage) minimum coverage's:

                  (1) Occurrence basis policy: combined single limit of $600,000.
                  (2) Annual Aggregate Limit policy: Not less than $1,000,000 plus agreement that the Contractor will purchase additional insurance to replenish the limit to $1,000,000 f claims reduce the annual aggregate below $600,00.

                  (3) Claims-Made policy: combined single limit of $600,000; plus endorsement that extends coverage two years beyond the policy expiration date.

             2. The AIJ shall be named as an additional insured on all liability policies.

             3. The insurance shall include provisions preventing cancellation without thirty (30) calendar days prior written notice to the AIJ by certified mail.

             4. The Contractor shall provide certificates of adequate insurance coverage to the AIJ within ten (10) working days of receipt of award, unless otherwise provided.

             5. The Contractor shall provide such other insurance as may be required by law, or in a specific solicitation.

           E.  Licenses/Approvals/Insurance

               The Contractor certifies that, at the time of entering into this contract, it has currently in effect all necessary licenses, certifications, approvals, insurance, etc. required to properly provide the services and/or supplies covered by this contract. Additionally, all employees of the Contractor performing services under this contract shall hold the required license or certification, if any, to perform their responsibilities. Any revocation withdrawal or nonrenewal of necessary license, certification, approval, insurance, etc. required for the Contractor to properly perform this
contract, shall be grounds for termination of this contract by the AIJ.   The
Contractor further certifies that, if a foreign corporation, a limited liability company, a limited liability partnership or a limited liability partnership, it currently has a Certificate of Good Standing or Certificate of Existence to do Business in the Commonwealth of Puerto Rico. The AIJ shall provide proof of such certification upon request.

           F.  Record Maintenance

               The Contractor shall maintain a complete file of all records, documents, communications, and other materials, which pertain to the operation of the program/project or the delivery of services under this contract. Such files shall be sufficient to properly reflect all direct and all indirect cost of labor, materials, equipment, supplies and services, and other costs of whatever nature for which a contract payment was made. These records shall be maintained according to generally accepted accounting principles and shall be easily separable from other Contractor records.

           G.  Records Retention and Availability

               All such records, documents communications, and other materials shall be the property of the AIJ unless otherwise specified herein and shall be maintained by the Contractor, for a period of five (5) years from the date of final payment or submission of the final federal expenditure report under this Contractor, unless the AIJ request that the records be retained for a longer period, or until an audit has been completed with the following qualification. If an audit by or on behalf of the federal and/or AIJ government has begun but is not completed at the end of the three (3) year period, or if an audit finding has not been resolved after a three (3) year period, the materials shall be retained until the resolution of the audit findings. At any time AIJ can request the record or copy of the records from Contractor.

           H.  Performance Monitoring

               The Contractor shall permit the AIJ, appointed Federal Monitor (as agreed in the stipulations case 94-2080 at the Federal Court) and any other governmental agency authorized by law or their authorized designee, to monitor all activities conducted by the Contractor pursuant to the terms of this contract. As the monitoring agency may in its sole discretion deem necessary or appropriate, such monitoring may consist of internal evaluation procedure, reexamination of program data, special analyses, on-site verification, formal audit examinations, or any others reasonable procedures. All such monitoring shall be performed in a manner that will not unduly interfere with contract work.

           I.  Audits

               The Contractor authorizes the AIJ or its representatives to perform audits and/or inspections of its records at any reasonable time during the term of this contract and for a period of three (3) years, (unless the AIJ determines a longer timeframe is required) following the date of final payment under this contract, to assure compliance with its terms and/or to evaluate the Contractor's performance. Any amounts, which have been paid by the AIJ which, are found to be improper in accordance with other terms of this contract shall be immediately returned to the AIJ or may be received in accordance with other remedies.

           J.  Confidentiality of Records

               The Contractor shall protect the confidentiality of all records and other materials containing personally identifying information that are maintained in accordance with this contract. Except as provided by law, no information in possession of the Contractor about any individual constituent shall be disclosed in a form including identifying information without the prior written policies governing access to, duplication and dissemination of, all such information. The Contractor shall advise its employees, agents and sub-Contractors, if any, that they are subject to these confidentiality requirements. The Contractor shall provide its employees, agents and sub-Contractors, if any, with a copy or written explanation of these confidentiality requirements before access to confidential data is permitted.

          K. Conflict of Interest During the term of this contract, the Contractor shall not engage in any business or personal activities or practices or maintain any relationship which conflict in any way with the Contractor fully performing his/her obligation under this contract. Additionally, the Contractor acknowledges that, in governmental contracting, even the appearance of a conflict of interest is harmful to the interest of the AIJ. Thus, the Contractor agrees to refrain from any practices, activities or relationships which could reasonably be considered to be in conflict with the Contractor's fully performing his/her obligations to the AIJ under the terms of this contract, without the prior written approval of the AIJ. In the event that thc Contractor is uncertain whether the appearance of a conflict of interest may reasonable exist, the Contractor shall submit to the AIJ a full disclosure AIJ setting forth the relevant details for the AIJ's consideration and direction. Failure to promptly submit a disclosure AIJ or to follow the AIJ's directions in regard to the apparent conflict shall be grounds for termination of the contract.

          L. Conformance with Law The Contractor shall at all times during the term of this contract strictly adhere to all applicable federal and Commonwealth of Puerto Rico laws and implementing regulations as they currently exist and may hereafter be amended. The Contractor acknowledges that the following laws are included:

            - Age Discrimination Act of 1975     42 U.S.C. Section 6101 et. seq.
            - Age Discrimination in Employment   29 U.S.C. 621-634
                 Act of 1967
            - American with Disabilities Act     42 U.S.C. 12101 et. seq.
                 of 1990 (ADA)
            - Drug Free Workplace Act of 1988    41 U.S.C. 701 et seq.
            - Equal Pay Act of 1963              29 U.S.C. 206 (d)
            - Immigration Reform and Control     8 U.S.C. 1324 b
                  Act 1986
            - Pro-Children Act of 1994           20 U.S.C. 6081 et seq.
            - Section 504 of the Rehabilitation  29 U.S.C. 794
                  Act 1973
            - Title VI of the Civil Rights       42 U.S.C. 2000d
                  Act of 1964
            - Title VII of the Civil Rights      42 U.S.C. 2000e
                  Act of 1964
            - Title IX of the Educational        20 U.S.C. 1681 et seq.
                  Amendments 1972
            - Commonwealth of Puerto Rico tax code, as amended.
            - Stipulations in the Federal Civil Case 94-2080 (U.S. Vs.
                  Commonwealth)
            - As well as any other Laws and Regulations not listed in this contract

            The Contractor also shall comply with any and all laws and regulations prohibiting discrimination in the specific program(s) which is/are the subject of this contract. In consideration of and for the purpose of obtaining any and all federal and/or Commonwealth of Puerto Rico financial assistance, the Contractor makes the following assurances, upon which the AIJ relies.

             1. The Contractor will not discriminate against any person on the basis of race, color, national origin, age, sex, religion and disabilities.

             2. At the times during the performance of this contract, no qualified individual with a disability shall, by reason of such disability, be excluded from participation in, or denied benefits of the service, programs, or activities performed by the Contractor or be subjected to any discrimination by the Contractor.

             3. The Contractor shall take all necessary affirmative steps, as required by Commonwealth of Puerto Rico laws under this contract.

          M.  Assignment/Delegation/Subcontracting

              Except as herein specifically provided otherwise, the duties and obligations of the Contractor arising hereunder cannot be assigned, delegated nor subcontracted except with the express prior written consent of the AIJ. The subcontracts permitted by the AIJ shall be subject to the requirements of this contract, and the Contractor is responsible for all subcontracting arrangements and the delivery of services as set forth in this contract. The Contractor shall be responsible for the performance of any sub-Contractor. Failure of the sub-Contractor to provide services in accordance with the requirements of this contract shall be the responsibility of the Contractor. The Contractor warrants and agrees that any subcontract resulting from its performance under the terms and conditions of this contract, shall include a provision that the said sub-Contractor shall abide by the terms and conditions hereof, as well as all other applicable federal and Commonwealth of Puerto Rico laws, and rules and regulations pertinent hereto that have been or may hereafter be established. Also, the Contractor warrants and agrees that all subcontracts shall include a provision that the sub-Contractor shall indemnify and hold harmless the AIJ. The sub-Contractors must be certified to work on any equipment for which their services are obtained.

           N.  Litigation

               The Contractor shall promptly notify the AIJ in the event that the Contractor learns of any actual litigation in which it is party defendant in a case, which involves services, provided under this contract. The Contractor, within five (5) calendar days after being served with a summons, complaint, or other pleading which has been filed in any federal or Commonwealth of Puerto Rico court or administrative agency, shall deliver copies of such document(s) to the AIJ's Administrator. The term "litigation" includes an assignment for the benefit of creditors, and filings in bankruptcy, reorganization and/or foreclosure.

           O.  Disputes

               Except as herein specifically provided otherwise, disputes concerning the performance of this contract which cannot be resolved by the designate contract representatives shall be referred in writing to a senior departmental management staff designated by the department and a senior manager designated by the Contractor. Failing resolution at that level, disputes shall be presented in writing to the Executive Director and the Contractor chief executive officer for resolution. This Process is not intended to supersede any other process for the resolutions of controversies provide by law.

           P.  Remedies

               The Administrator of the Juvenile Institutions Administrator
(AIJ) or designee may exercise the following remedial actions, in additional to all other remedial actions authorized by law, should they find the Contractor substantially failed to satisfy the scope of the work found in this contract. Substantial failure to satisfy the scope of work shall be define to mean incorrect or improper activities or inaction by the Contractor. These remedial actions are follows:

               1. Withhold payment to the Contractor until the necessary services or corrections in performances are satisfactorily completed;

               2. Request the removal from work on the contract of employee(s) and/or agent(s) of the Contractor whom the Executive Director or designee justifies as being incompetent, careless, insubordinate, unsuitable, or otherwise unacceptable, or whose continued employment; on the contract she/he deems to be contrary to the public interest or not in the best interest of the AIJ;

               3. Deny payment or recover reimbursement for those services or deliverables which have not been performed and which due to circumstances caused by the Contractor cannot be performed or if performed would be of no value to the AIJ. Denial of the amount of payment shall be reasonably related to the amount of work or deliverables lost to the AIJ;

               4. Incorrect payments to the Contractor due to omission, error, fraud, and/or defalcation shall be recovered from the Contractor by deduction from subsequent payments under this contract or other contracts between the AIJ and the Contractor, or by the AIJ as a debt due to the AIJ or otherwise as provided by law.

               5. Contractor will be responsible for any payments of fines, imposed by any administrative agency or court of law with jurisdiction, as a result of a violation to the stipulations in the civil case 94-2080 (U.S. vs. Commonwealth) or any other federal or state rule in the management of the program the Contractor establishes as a result of this agreement.

               6. Contractor may be fined by AIJ whenever it fails to operate at a minimum standard, does not comply with the Court Orders and Policies and Procedures Manual, violates local laws, rules and regulations, when minimum staff is not provided, when critical post are not manned, and upon breach of any contractual clause by the Contractor. Except in the case of escapees, AIJ will notify by certified mail the first violation and will allow Contractor to remedy deficiencies within five working days from the receipt of notification without imposing the fine. If the violation is not corrected within the grace period of five days, AIJ will impose the fine for each day since receipt of the notification. A repetition of the same kind of violation will be fined without allowing a grace period. A violation of the same kind means a violation of the same concept of service or lack of it, or acts similar in nature that can be repeated and/or are continuous. Minimum amount of fine will be $750.00 a day for the first incident and double that amount per day of violation for every incident thereafter. In case of escapes, the fine will be of $750.00 per escapee. In the event of a dispute the parties will refer to clause O.

           Q.  Termination

              1. The AIJ may terminate the contract for cause without compensation for termination costs. Prior to termination, the AIJ will notify an intention to terminate the contract for cause, by giving written notice to the Contractor. The notice will state the reasons for cancellation, procedures to correct problems, if any, and the date the contract will be terminated in the event problems have not been corrected. Notification will also be given to the Performance Bond Agency.

               a. In the event this contract is terminated for cause, the AIJ will only reimburse the Contractor for acceptable work or deliverables received up to the date of termination.

               b. In the event this contract is terminated for cause, final payment to the Contractor may be withheld at the discretion of the AIJ until completion of final audit.

            2. Either party shall have the right to terminate this contract by giving the other party at least thirty (30) days prior written notice. If notice is so given, this contract shall terminate on the expiration of the specified time period. The AIJ liability hereunder for further performance of the terms of this contract shall thereupon cease, but the parties shall not be released from the duty to perform their obligations up to the date of termination.

            3. This contract is subject to immediate termination by the AIJ in the event that the AIJ determines that the health, safety, or welfare of persons receiving services may be in jeopardy. Additionally, the AIJ may immediately terminate this contract upon verifying that the Contractor has engaged in or is about to participate in fraudulent acts.

            4. The Contractor may terminate the contract for cause. If the Contractor intends to terminate the contract for cause, it will first give thirty (30) days prior written notice to the AIJ, stating the reasons for cancellation, procedures to correct problems, if any, and date the contract will be terminated in the event problems have not been corrected.

           R.  Severability

               To the extent that this contract may be executed and performance of the obligations of the parties may be accomplished within the intent of the contract, the terms of this contract are severable, and should any term or provision hereof be declared invalid or become inoperative for any reason, such invalidity or failure shall not affect the validity of any other term or provision hereof. The waiver of any breach of a term hereof shall not be construed as a waiver of any other term, or the same term upon subsequent breach.

           S.  Integration of Understandings

               This contract is intended as the complete integration of all understandings between the parties. No prior or contemporaneous addition, deletion, or other amendment hereto shall have any force or effect whatsoever, unless embodied herein in writing. No subsequent novation, renewal, addition, deletion, or other amendment hereto shall have any force or effect unless embodied in a written contract executed and approved pursuant to the Commonwealth of Puerto Rico Fiscal Rules.

     THE PARTIES after reviewing, reading and understanding the contents of this document state that it reflects the pact between them. Therefore, they consummate this contract and in virtue of it shall be obligated to its compliance.

     This 20th day of December 1997, in San Juan, P. R.



  MIGUEL A. RIVERA                               JAMES F. SLATTERY
  Administrator President and CEO                President and CEO
  Juvenile Institutions Administration           CSC MANAGEMENT DE PUERTO RICO